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EXHIBIT 32.1

Walter Industries, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

        In connection with the accompanying Quarterly Report of Walter Industries, Inc. (the "Company") on Form 10-Q/A (Amendment No. 1) for the quarterly period ended March 31, 2005 (the "Report"), I, Gregory E. Hyland, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)   The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2006

/s/ GREGORY E. HYLAND Gregory E. Hyland Chief Executive Officer (Principal Executive Officer)

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Walter Industries, Inc. Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350